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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this annual report on Form 10-K of our report dated November 5, 1997, on our audits of the consolidated financial statements of ACE Limited as of September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997 from page 32 of the 1997 Annual Report to Shareholders of ACE Limited.

                                          Coopers & Lybrand L.L.P.

New York, New York
December 22, 1997

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